                                                               EXECUTION COPY



                                CREDIT AGREEMENT


                            Dated as of July 10, 2002

                                      among

                             SONOCO PRODUCTS COMPANY
                                   as Borrower

                             BANK OF AMERICA, N.A.,
                  as Administrative Agent and Swingline Lender

                                       AND

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

--------------------------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

                                       and

                       WACHOVIA BANK NATIONAL ASSOCIATION

                                       and

                                  SUNTRUST BANK

                            as Co-Syndication Agents

                                       and

                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                       and

                        DEUTSCHE BANK AG NEW YORK BRANCH

                           as Co-Documentation Agents

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        -------
SECTION 1  DEFINITIONS.......................................................1
         1.1  Definitions....................................................1
         1.2  Other Interpretive Provisions.................................14
         1.3  Accounting Terms..............................................15
         1.4  Rounding......................................................15
         1.5  References to Agreements and Laws.............................15
         1.6  Times of Day..................................................16
SECTION 2  THE CREDIT FACILITIES............................................16
         2.1  Revolving Loans...............................................16
         2.2  Competitive Loan Subfacility..................................17
         2.3  Swingline Loan Subfacility....................................20
         2.4  Default Rate..................................................23
         2.5  Extension and Conversion......................................23
         2.6  Reductions in Commitments, Prepayments and Term Out Option....24
         2.7  Fees..........................................................25
         2.8  Capital Adequacy..............................................25
         2.9  Inability To Determine Interest Rate..........................26
         2.10 Illegality....................................................26
         2.11 Requirements of Law...........................................27
         2.12 Taxes.........................................................28
         2.13 Funding Losses................................................30
         2.14 Pro Rata Treatment............................................31
         2.15 Sharing of Payments...........................................32
         2.16 Place and Manner of Payments..................................33
         2.17 Replacement of Lenders........................................33
SECTION 3  CONDITIONS.......................................................34
         3.1  Closing Conditions............................................34
         3.2  Each Loan Advance.............................................35
SECTION 4  REPRESENTATIONS AND WARRANTIES...................................36
         4.1  Financial Statements..........................................36
         4.2  Corporate Status..............................................37
         4.3  Corporate Authorization.......................................37
         4.4  No Conflicts..................................................37
         4.5  Litigation....................................................37
         4.6  Governmental and Other Approvals..............................38
         4.7  Use of Loans..................................................38
         4.8  Taxes.........................................................38
         4.9  Compliance with Law...........................................38
         4.10 ERISA.........................................................39
         4.11 Hazardous Substances..........................................40
         4.12 Liens.........................................................40
         4.13 Investment Company............................................40

         4.14 Disclosure....................................................40
SECTION 5  COVENANTS........................................................41
         5.1  Reports, Certificates and Other Information...................41
         5.2  Books and Records.............................................43
         5.3  Mergers and Consolidations....................................43
         5.4  Insurance.....................................................43
         5.5  Payment of Taxes..............................................43
         5.6  Compliance with Laws and Contractual Obligations..............44
         5.7  Use of Proceeds...............................................44
         5.8  Asset Sales, etc..............................................44
         5.9  Liens.........................................................44
         5.10 Minimum Book Net Worth........................................46
         5.11 Transactions With Affiliates..................................46
         5.12 Indebtedness..................................................46
SECTION 6  EVENTS OF DEFAULT................................................47
         6.1  Events of Default.............................................47
         6.2. Rights and Remedies...........................................50
SECTION 7  AGENCY PROVISIONS................................................51
         7.1  Appointment and Authorization of Agent........................51
         7.2  Delegation of Duties..........................................51
         7.3  Liability of Agent............................................52
         7.4  Reliance by Agent.............................................52
         7.5  Notice of Default.............................................53
         7.6  Credit Decision; Disclosure of Information by Agent...........53
         7.7  Indemnification of Agent......................................54
         7.8  Agent in its Individual Capacity..............................54
         7.9  Successor Agent...............................................54
         7.10 Agent May File Proofs of Claim................................55
         7.11 Other Agents; Lead Managers...................................56
SECTION 8  MISCELLANEOUS....................................................56
         8.1  Notices.......................................................56
         8.2  Successors and Assigns........................................58
         8.3  No Waiver; Remedies Cumulative................................62
         8.4  Attorney Costs, Expenses and Taxes............................62
         8.5  Indemnification by Borrower...................................62
         8.6  Amendments, Etc...............................................63
         8.7  Audits/Inspections............................................64
         8.8  Confidentiality...............................................65
         8.9  Counterparts; Telecopy........................................65
         8.10 Headings......................................................66
         8.11 Survival of Indemnification...................................66
         8.12 Governing Law; Submission to Jurisdiction; Venue..............66
         8.13 Severability..................................................67
         8.14 Entirety......................................................67
         8.15 Survival of Representations and Warranties....................67

SCHEDULES

Schedule 2.1(a)            Schedule of Lenders and Commitments
Schedule 2.1(b)(i)         Form of Notice of Borrowing
Schedule 2.1(e)            Form of Committed Note
Schedule 2.2(b)-1          Form of Competitive Bid Request
Schedule 2.2(b)-2          Form of Notice of Competitive Bid Request
Schedule 2.2(c)            Form of Competitive Bid
Schedule 2.2(e)            Form of Competitive Bid Accept/Reject Letter
Schedule 2.2(i)            Form of Competitive Note
Schedule 2.3(d)            Form of Swingline Note
Schedule 2.5               Form of Notice of Conversion or Extension
Schedule 2.12              Form of U.S. Tax Compliance Certificate
Schedule 3.1(c)            Form of Legal Opinion
Schedule 4.12              Existing Liens
Schedule 5.1(c)            Form of Officer's Compliance Certificate
Schedule 5.12(b)           Existing Indebtedness
Schedule 8.2(b)            Form of Assignment and Acceptance

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated as of July 10, 2002 (the "Credit Agreement"), is by and among SONOCO PRODUCTS COMPANY, a South Carolina corporation (the "Borrower"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a $450,000,000 364-day revolving credit facility under this Credit Agreement for commercial paper backup and funding general corporate purposes; and

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

         1.1 DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Affiliate" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 5% more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent" means Bank of America, in its capacity as administrative agent hereunder, and any successors and assigns in such capacity.

                  "Agent-Related Persons" means the Agent (including any successor Agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Agent, the Arranger), and the officers, directors, employees agents and attorneys-in-fact of such Persons and Affiliates.

                  "Applicable Percentage" shall mean, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable rate of the Facility Fee for any day for purposes of Section 2.7(a), or the applicable rate of the Utilization Fee for any day for purposes of Section 2.7(b), the appropriate applicable percentage set forth below corresponding to the ratings applicable on such date to any Long-Term Debt of the Borrower then outstanding:

         ----------------------------------------------------------------------------------------------------------
                       Debt Ratings        Applicable           Applicable         Applicable        Applicable
         Pricing            of           Percentage for       Percentage for     Percentage for    Percentage for
         Level         S&P/Moody's       Eurodollar Rate     Base Rate Loans      Facility Fee    Utilization Fee
                                              Loans
         ----------------------------------------------------------------------------------------------------------
             I   = or greater than A+/A1      0.235%                0               0.065%            0.100%
         ----------------------------------------------------------------------------------------------------------
             II            A/A2               0.300%                0               0.075%            0.125%
         ----------------------------------------------------------------------------------------------------------
            III           A-/A3               0.405%                0               0.095%            0.125%
         ----------------------------------------------------------------------------------------------------------
             IV         BBB+/Baa1             0.500%                0               0.125%            0.125%
         ----------------------------------------------------------------------------------------------------------
             V           BBB/Baa2             0.600%                0               0.150%            0.250%
         ----------------------------------------------------------------------------------------------------------
             VI  less than or = BBB-/Baa3     0.750%                0               0.250%            0.250%
         ----------------------------------------------------------------------------------------------------------

         For purposes of the foregoing, (a) if no rating for any Long-Term Debt of the Borrower shall be available from either Moody's or S&P, such rating agency shall be deemed to have established a rating for the Long-Term Debt of the Borrower which is one rating grade higher than the subordinated debt rating grade of the Borrower, (b) if no rating for any Long-Term Debt or subordinated debt of the Borrower shall be available from either Moody's or S&P, the Applicable Percentage shall be as set forth in Pricing Level VI, (c) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different categories, the Applicable Percentage shall be based upon the superior (or numerically lowest) Pricing Level and (d) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to the Facility Fees, Utilization Fees and all Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Termination Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If the Borrower exercises the term-out option pursuant to Section 2.6(e), (i) the Applicable Percentage for Eurodollar Rate Loans shall be increased during the term-out period (x) by 0.250% for each of Pricing Levels I through V, and (y) by 0.500% for

         Pricing Level VI and (ii) the Applicable Percentage for Base Rate Loans shall be increased to 0.250% for Pricing Level VI.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

                  "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable and documented allocated cost of internal legal services and all expenses and disbursements of internal counsel.

                  "Bank of America" means Bank of America, N.A., and its successors.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (b) the Prime Rate in effect on such day.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Book Net Worth" means, at any time, consolidated net stockholders' equity of the Borrower and its Subsidiaries determined in accordance with GAAP.

                  "Borrower" means Sonoco Products Company, a South Carolina corporation, as identified as such in the heading hereof, together with any permitted successors and assigns.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Rate Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, San Francisco, California and New York, New York.

                  "Capital Lease" means any lease of Property the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment" means (i) as to each Lender, the commitment of such Lender to make its Commitment Percentage of Committed Loans up to its Committed Amount and (ii) as to the Swingline Lender, the Swingline Commitment.

                  "Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Committed Amount of such Lender at such time and the denominator of which is the Total Committed Amount, provided that if the Commitment Percentage of any Lender is to be determined after the Commitments have been terminated, then the Commitment Percentage of such Lender shall be determined immediately prior (and without giving effect) to such termination.

                  "Committed Amount" means, as to each Lender, the maximum amount of such Lender's Commitment as identified on Schedule 2.1(a), as such amount may be reduced or increased from time to time in accordance with the terms of this Credit Agreement.

                  "Committed Loans" means such term as defined in Section 2.1.

                  "Committed Note" or "Committed Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Committed Loans delivered pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.2.

                  "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.2, the fixed rate of interest offered by the Lender making the Competitive Bid.

                  "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with the provisions of Section 2.2.

                  "Competitive Loan" means a loan made by a Lender in its discretion pursuant to the provisions of Section 2.2.

                  "Competitive Lenders" means, at any time, those Lenders which have Competitive Loans outstanding.

                  "Competitive Note" or "Competitive Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Competitive Loans, if any, delivered pursuant to Section 2.2(i), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Credit Agreement" means this Credit Agreement.

                  "Credit Documents" means this Credit Agreement, the Notes, the Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

                  "Designating Lender" shall have the meaning assigned thereto in Section 8.3(h).

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary (a) incorporated under the laws of the United States or any state, territory or possession thereof, or the Commonwealth or Puerto Rico, (b) the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or (c) a substantial portion of the assets of which are located in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico.

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Agent and the Borrower, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default or Event of Default has occurred and is continuing (each such approval not to be unreasonably withheld or delayed).

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrower or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

                           (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) if the rate referenced in the preceding clause
         (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) if the rates referenced in the preceding clauses
         (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Rate Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Event of Default" means such term as defined in Section 6.1.

                  "Facility Fee" means such term as defined in Section 2.7(a).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

                  "Fee Letter" means that certain letter agreement dated April 30, 2002 among the Agent, the Arranger and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3 hereof.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of

         Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including without limitation intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the principal portion of all obligations of such Person under Capital Leases, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, or (ix) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed). The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner (except for any such Indebtedness with respect to which the holder thereof is limited to the assets of such partnership or joint venture).

                  "Indemnified Liabilities" means (a) any and all claims, demands, actions or causes of action that are asserted against any Agent-Related Person by any Person (other than the Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any Affiliate of the Borrower or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Agent or the replacement of any Lender) be asserted or imposed against any Agent-Related Person, arising out of or relating to, the Credit Documents, any predecessor Credit Documents, the Commitments, the use or contemplated use of the proceeds of any extension of credit, or the relationship of the Borrower, the Agent and the Lenders under this Credit Agreement or any other Credit Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or
         (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Agent-Related Person suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Agent-Related Person is a party to such claim, demand, action, cause of action or proceeding.

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December and the Termination Date, (ii) as to any Eurodollar Rate Loan, any Competitive Loan or any Swingline Loan, the last day of each Interest Period for such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Rate Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means (i) with respect to any Eurodollar Rate Loan, a period of one, two, three or six months' duration (or, subject to the approval of all Lenders), nine or twelve months' duration, provided that a twelve month Interest Period may only be elected by the Borrower in connection with its exercise of the term-out option pursuant to Section 2.6(e)), as the Borrower may elect, commencing in each case on the date of the borrowing (including extensions and conversions), (ii) with respect to any Competitive Loan, a period beginning on the date of borrowing and ending on the date specified in the respective Competitive Bid whereby the offer to make such Competitive Loan was extended, which shall be not less than 7 days nor more than 180 days' duration and (iii) as to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of Section 2.3(b)(i) (such ending date in any event to be not more than 13 days from the date of borrowing); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Rate Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (B) no Interest Period shall extend beyond the Termination Date, and
         (C) in the case of Eurodollar Rate Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall, subject to clause (A) above, end on the last Business Day of such calendar month.

                  "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" or "Loans" means a Committed Loan and/or a Competitive Loan and/or a Swingline Loan, as appropriate.

                  "Long-Term Debt" shall mean, at any time, any non-credit enhanced publicly-held senior unsecured debt obligations outstanding at such time with a maturity more than one year after the date of any determination hereunder.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities (actual or contingent) or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which the Borrower, any of its Subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower, its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "Non-Excluded Taxes" means such term as defined in Section 2.12(a).

                  "Note" or "Notes" means the Committed Notes and/or the Competitive Notes and/or the Swingline Note, collectively, separately or individually, as appropriate.

                  "Notice of Borrowing" means the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

                  "Notice of Extension/Conversion" means the written notice of extension or conversion of a Loan in accordance with Section 2.5, a form of which is attached as Schedule 2.5.

                  "Obligations" means, with respect to the Agent and any or all of the Lenders, the unpaid principal of, and the accrued and unpaid interest on, the Loans, all accrued and unpaid fees and all other unsatisfied obligations of the Borrower arising under any of the Credit Documents, including without limitation under Sections 2.11, 2.12 and 2.13.

                  "Participation Interest" means the extension of credit by a Lender by way of a purchase of a participation in Swingline Loans as provided in Section 2.3(b)(iii).

                  "Participant" has the meaning specified in Section 8.2(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Prime Rate" means, for any day, the rate per annum in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Prior Committed Facility" means the Borrower's committed credit facility evidenced by that certain Credit Agreement dated as of July 17, 2001 among the Borrower, the several financial institutions from time to time party thereto and Bank of America, as administrative agent, as amended and modified prior to the Closing Date.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.

                  "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a Quoted Rate.

                  "Register" shall have the meaning given such term in Section 8.2(c).

                  "Replaced Lender" means such term as defined in Section 2.17.

                  "Replacement Lender" means such term as defined in Section
         2.17.

                  "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. " 2615.

                  "Required Lenders" means, at any time, Lenders having at least fifty-one percent (51%) of the Commitments or, if the Commitments have been terminated, Lenders holding at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Notes (excluding any Competitive Notes) and the Participation Interests; provided that the Commitment of, and the portion of the Committed Amounts held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subject Property" means such term as defined in Section 4.11.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of the Borrower.

                  "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

                  "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

                  "Swingline Lender" means Bank of America.

                  "Swingline Loan" shall have the meaning assigned to such term in Section 2.3(a).

                  "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $15,000,000.00, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Termination Date" means the earlier of (i) July 9, 2003 (as such date may be extended pursuant to Section 2.6(e)) and (ii) the day on which the Commitments shall have been reduced to zero and terminated in whole pursuant to the terms hereof.

                  "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
         (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Total Assets" means, at any time, all items which would, in accordance with GAAP, be classified as assets (other than intangible assets) on a consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Total Committed Amount" means the aggregate Committed Amounts of all the Lenders, being initially $450,000,000.

                  "U.S. Tax Compliance Certificate" means such term as defined in Section 2.11(b)(Y).

                  "Utilization Fee" means such term as defined in Section
         2.7(b).

                  "Utilization Fee Period" means such term as defined in Section 2.7(b).

         1.2 OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

                  (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Credit Agreement.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

         1.3 ACCOUNTING TERMS.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Borrower's audited financial statements for its 2001 fiscal year, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.4 ROUNDING.

         Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.5 REFERENCES TO AGREEMENTS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to organization documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.6 TIMES OF DAY.

         Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).


                                    SECTION 2

                              THE CREDIT FACILITIES

         2.1 REVOLVING LOANS.

                  (a) Commitment. Subject to the terms and conditions of this Credit Agreement, each Lender severally agrees to make revolving loans ("Committed Loans") to the Borrower from time to time during the period from the date hereof to the

         Termination Date in an aggregate principal amount not to exceed such Lender's Commitment at any time in effect; provided, however, that (A) with regard to each Lender individually, such Lender's Committed Loans shall not exceed its Committed Amount and (B) with regard to the Lenders collectively, the aggregate amount outstanding of Committed Loans plus the aggregate amount outstanding of Competitive Loans plus the aggregate amount outstanding of all Swingline Loans shall not exceed the Total Committed Amount. Committed Loans may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b) Committed Loan Borrowings.

                           (i) Notice of Borrowing. The Borrower shall request a Committed Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 10:00 A.M. (San Francisco, California time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Committed Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Rate Loans or a combination thereof, and if Eurodollar Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Committed Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

                           (ii) Minimum Amounts. Each Committed Loan borrowing shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $2,000,000.

                           (iii) Advances. Each Lender will make its Commitment Percentage of each Committed Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in
         Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 12:00 P.M. (San Francisco, California time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (c) Repayment. The principal amount of all Committed Loans shall be due and payable in full on the Termination Date.

                  (d) Interest. Subject to the provisions of Section 2.4, Committed Loans shall bear interest at a per annum rate equal to:

                           (i) Base Rate Loans. During such periods as Committed
                  Loans shall be comprised of Base Rate Loans, the Base Rate plus the Applicable Percentage; and

                           (ii) Eurodollar Rate Loans. During such periods as
                  Committed Loans shall be comprised of Eurodollar Rate Loans, the sum of the Eurodollar Rate plus the Applicable Percentage.

         Interest on Committed Loans shall be payable in arrears on each Interest Payment Date.

                  (e) Committed Notes. The Committed Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of Schedule 2.1(e).

         2.2 COMPETITIVE LOAN SUBFACILITY.

                  (a) Competitive Loans. Subject to the terms and conditions of this Credit Agreement, the Borrower may, from time to time during the period from the date hereof to the Termination Date, request and each Lender may, in its sole discretion, agree to make, Competitive Loans to the Borrower; provided that the sum of the aggregate amount outstanding of Competitive Loans plus the aggregate amount outstanding of Committed Loans plus the aggregate amount outstanding of Swingline Loans shall not exceed the Total Committed Amount. Each Competitive Loan shall be in a minimum aggregate principal amount of $5,000,000 and multiples of $2,000,000 in excess thereof.

                  (b) Competitive Bid Requests. The Borrower may solicit Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Schedule 2.2(b)-1 to the Agent or each Lender by 11:00 a.m. (San Francisco, California time) on the second Business Day prior to the date of the requested Competitive Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Loan borrowing and (iii) the applicable Interest Periods requested. The Agent shall, promptly following its receipt of a Competitive Bid Request notify the Lenders of its receipt and the contents thereof. A form of such notice is provided in Schedule 2.2(b)-2. No more than three (3) Competitive Bid Requests shall be submitted at any one time (e.g., the Borrower may request Competitive Bids for no more than three (3) different Interest Periods at a time) and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days.

                  (c) Competitive Bid Procedure. Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Agent not later than 8:00 A.M. (San

         Francisco, California time) on the proposed date of borrowing. A Lender may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $1,000,000 and integral multiples thereof) and maximum principal amounts of the requested Competitive Loan or Loans as to which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Schedule 2.2(c). A Competitive Bid submitted by a Lender in accordance with the provisions hereof shall be irrevocable, absent manifest error. In the case of each Competitive Bid auction being administered by the Agent, the Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof and shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.

                  (d) Submission of Competitive Bids by Agent. In the case of each Competitive Bid auction being administered by the Agent, if the Agent, in its capacity as a Lender, elects to submit a Competitive Bid in response to the related Competitive Bid Request, it shall submit such Competitive Bid directly to the Borrower one-half of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Agent in response to such Competitive Bid Request pursuant to the terms of subsection (c) above.

                  (e) Acceptance of Competitive Bids. The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (e), accept or reject any Competitive Bid offered to it. To accept a Competitive Bid, the Borrower shall give written notification (or telephone notice promptly confirmed in writing) substantially in the form of Schedule 2.2(e) of its acceptance of any or all such Competitive Bids. Such notification must be received by the Agent not later than 10:00 A.M. (San Francisco, California time) on the date on which notice of election to make a Competitive Bid is to be given by the Lenders pursuant to the terms of subsection (c) above; provided, however, (i) the failure by the Borrower to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a rejection thereof, (ii) the Borrower may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the related Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more Lenders submit a Competitive Bid at the same Competitive Bid Rate, then the Borrower shall accept portions of the Competitive Bids of such Lenders on a pro rata basis based upon the amount of the Competitive Bids of such Lenders) and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 and integral multiples thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection

         (iv) hereof, then in a minimum principal amount of $100,000 and integral multiples thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. In the case of each Competitive Bid auction being administered by the Agent, the Agent shall, not later than 11:00 a.m. (San Francisco, California time) on the date of receipt by the Agent of a notification from the Borrower of its acceptance and/or rejection of Competitive Bids, notify each Lender of its receipt and the contents thereof, such notification to include the ranges of Competitive Bids submitted and the highest and lowest Competitive Bids accepted for each Interest Period requested by the Borrower and the aggregate amount borrowed pursuant to the applicable Competitive Bid Request. Upon its receipt from the Agent or the Borrower, as applicable, of notification of the Borrower's acceptance of its Competitive Bid(s) in accordance with the terms of this subsection (e), each successful bidding Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) Funding of Competitive Loans. Each Lender which is to make a Competitive Loan shall make its Competitive Loan borrowing available to the Agent for the account of the Borrower (in Dollars and in funds immediately available to the Agent) at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, (i) in the case of same day Competitive Loan borrowing requests, by 3:00 P.M. (San Francisco, California time) on the date specified in the Competitive Bid Request or (ii) in all other cases, by 12:30 P.M. (San Francisco, California time) on the date specified in the Competitive Bid Request. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Agent by the applicable Competitive Lenders and in like funds as received by the Agent.

                  (g) Maturity of Competitive Loans. Each Competitive Loan shall mature and be due and payable in full on the last day of the Interest Period applicable thereto. Unless the Borrower shall give notice to the Agent otherwise, the Borrower shall be deemed to have requested a Committed Loan borrowing in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

                  (h) Interest on Competitive Loans. Subject to the provisions of Section 2.4, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Loans shall be payable in arrears on each Interest Payment Date.

                  (i) Competitive Loan Notes. The Competitive Loans shall be evidenced by a duly executed promissory note of the Borrower to each Lender in an original principal amount equal to the Total Committed Amount and substantially in the form of Schedule 2.2(i).

                  (j) Competitive Bid Request Fee. The Borrower shall pay to the Agent for each Competitive Bid Request a Competitive Bid administration fee in the amount set forth in the Fee Letter concurrently with delivery of any Competitive Bid Request (whether or not any Competitive Bid is offered by a Lender or accepted by the Borrower and whether or not any Competitive Loan is extended by any Lender in connection with such Competitive Bid Request).

         2.3 SWINGLINE LOAN SUBFACILITY.

                  (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000.00) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Committed Loans plus the aggregate principal amount outstanding of Swingline Loans plus the aggregate principal amount outstanding of Competitive Loans shall not exceed the Total Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b) Swingline Loan Advances.

                        (i) Notices; Disbursement. Whenever the Borrower desires
                  a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 a.m. (San Francisco, California time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower but in no event shall the maturity of any Swingline Loan exceed 13 days. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (San Francisco, California time) on the Business Day of the requested borrowing.

                           (ii) Minimum Amounts. Each Swingline Loan advance
                  shall be in a minimum principal amount of $500,000.00 and in integral multiples of $100,000.00 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                           (iii) Repayment of Swingline Loans. The principal
                  amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than thirteen (13) days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Committed Loan, in which case the Borrower shall be deemed to have requested a Committed Loan comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 6.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of
                  Section 6.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Committed Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Committed Loans otherwise required hereunder, (II) whether any conditions specified in Section 3.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Committed Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Committed Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Committed Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the U.S. Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Total Committed Amount, provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

                  (c) Interest on Swingline Loans. (i) Subject to the provisions of Section 2.4, each Swingline Loan shall bear interest as follows:

                        (A) Base Rate Loans. If such Swingline Loan is a Base
                  Rate Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate.

                        (B) Quoted Rate Swingline Loans. If such Swingline Loan
                  is a Quoted Rate Swingline Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate applicable thereto.

         Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

                           (ii) Payment of Interest. Interest on Swingline Loans
                  shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of Schedule 2.3(d).

         2.4 DEFAULT RATE.

         Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

         2.5 EXTENSION AND CONVERSION.

         The Borrower shall have the option, on any Business Day prior to the Termination Date, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in Section 2.10, Eurodollar Rate Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Rate Loans may be extended, and Base Rate Loans may be converted into Eurodollar Rate Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Rate Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (iv) any request for extension or conversion of a Eurodollar Rate Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) Swingline Loans and Competitive Loans may not be extended or converted pursuant to this
Section 2.5. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 10:00 A.M. (San Francisco, California time) on the Business Day of, in the case of the conversion of a Eurodollar Rate Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Rate Loan as, or conversion of a Base Rate Loan into, a Eurodollar Rate Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in Sections 3.2(b), 3.2(c) and 3.2(d). In the event the Borrower fails to request extension of or conversion into any Eurodollar Rate Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         2.6 REDUCTIONS IN COMMITMENTS, PREPAYMENTS AND TERM OUT OPTION.

                  (a) Termination of Commitments Generally. The Borrower may at any time, upon not less than five (5) Business Days' written notice to the Agent, terminate the Commitments, in whole or in part; provided that (i) the Commitments shall not be terminated to an amount less than the sum of the aggregate principal amount outstanding of Competitive Loans plus the aggregate principal amount outstanding of Committed Loans plus the aggregate principal amount outstanding of the Swingline Loans and (ii) partial terminations shall be in a minimum principal amount of $5,000,000 and multiples of $2,000,000 in excess thereof. Partial terminations in the Commitments will serve to reduce each of the Lenders' respective Committed Amount ratably in accordance with the provisions of Section 2.14(a). Terminations of the Commitments, in whole or in part, pursuant to this subsection (a) are permanent and may not be reinstated.

                  (b) Voluntary Prepayments. The Borrower may prepay the Loans, in whole or in part; provided that (i) Committed Loans which are Eurodollar Rate Loans and Competitive Loans may be prepaid only with three (3) Business Days' prior written notice to the Agent and any such prepayment of Committed Loans which are Eurodollar Rate Loans, Competitive Loans and Quoted Rate Swingline Loans shall be accompanied by any amounts owing under Section 2.13 on account thereof, and (ii) partial prepayments shall be in a minimum principal amount of $5,000,000 and multiples of $2,000,000 in excess thereof (or, in the case of Swingline Loans, in a minimum principal amount of $500,000 and multiples of $100,000 in excess thereof).

                  (c) Mandatory Prepayments. If at any time the sum of the aggregate principal amount outstanding of Competitive Loans plus the aggregate principal amount outstanding of Committed Loans plus the aggregate principal amount outstanding of the Swingline Loans shall exceed the Total Committed Amount, the Borrower shall immediately make payment on the Loans in an amount sufficient to eliminate the deficiency.

                  (d) Notice. In the case of voluntary prepayments under subsection (b) hereof, the Borrower will give notice to the Agent of its intent to make such a prepayment by 10:00 A.M. (San Francisco, California time) three (3) Business Days', in the case of Committed Loans which are Eurodollar Rate Loans and Competitive Loans, and one
         (1) Business Day, in all other cases, prior to the date of prepayment.

                  (e) Term Out Option. If (i) the Borrower shall have delivered to the Agent a written notice requesting an extension of the Termination Date at least three (3) Business Days prior to July 9, 2003 and (ii) no Default or Event of Default exists on July 9, 2003, then the Termination Date shall be extended to July 9, 2004; provided, however, that the Commitments shall terminate on July 9, 2003, and any amounts repaid on loans outstanding during such extension period may not be reborrowed.

         2.7 FEES.

                  (a) Facility Fee. The Borrower agrees to pay in immediately available funds to the Agent (without offset or counterclaim), for the account of the Lenders, in consideration of the Commitments hereunder, on the last day of each calendar quarter (commencing with the first such date after the date hereof) and on the Termination Date, a facility fee (the "Facility Fee") equal to the Applicable Percentage for the Facility Fee (on a per annum basis) multiplied by the Total Committed Amount during the preceding period or quarter. The Facility Fee shall commence to accrue as of the date hereof, and shall cease to accrue on the Termination Date.

                  (b) Utilization Fee. During such periods as the aggregate principal amount of all outstanding Loans is greater than or equal to 33% of the Total Committed Amount then in effect (or, if the term-out option has been exercised pursuant to Section 2.6(e), the Total Committed Amount immediately prior to such exercise) (each a "Utilization Fee Period"), the Borrower agrees to pay in immediately available funds to the Agent (without offset or counterclaim), for the account of the Lenders, in consideration of the Commitments hereunder, on the last day of each calendar quarter (commencing with the first such date after the date hereof) and on the Termination Date, a utilization fee (the "Utilization Fee") on the aggregate principal amount of all Loans outstanding during each such Utilization Fee Period computed at a rate for each day during each such period equal to the Applicable Percentage for the Utilization Fee (on a per annum basis). The Utilization Fee shall commence to accrue as of the date hereof, and shall cease to accrue on the Termination Date.

                  (c) Administrative Fees. The Borrower agrees to pay to the Agent , for its own account, the administrative and similar fees set forth in the Fee Letter.

         2.8 CAPITAL ADEQUACY.

                  (a) If, after the date hereof, any Lender has determined and certified to the Agent and the Borrower that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any Person controlling such Lender (its "parent")) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender (or its parent) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (and its parent's) policies with respect to capital adequacy), then, upon written notice and certification from such Lender, the Borrower shall pay to such Lender, without duplication, such additional amount or amounts as will compensate such Lender (or its parent) for such reduction; provided that no such amounts shall be payable with respect to reduction in rate of return incurred more than 90 days before such Lender demands compensation under this Section; and provided further that the amount requested shall have been determined and allocated by such Lender pro rata on all its commitments and assets affected thereby. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

                  (b) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         2.9 INABILITY TO DETERMINE INTEREST RATE.

         If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Notices of Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

         2.10 ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert a Base Rate Loan to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Rate Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

         2.11 REQUIREMENTS OF LAW.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Rate Loans made by it or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.12 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 2.12(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

         and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand and without duplication, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that in any such case, the Borrower (after payment of all amounts due under this Section 2.11) may elect to convert the Eurodollar Rate Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 2.13. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this
         Section 2.11 submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.12 TAXES.

                  (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by Governmental Authority, excluding (i) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, or
         (ii) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing any applicable lending office after the date that such Lender becomes a party hereto, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 2.12(b) whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 2.12 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (X) (i) on or before the date of any payment by the
                  Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (ii) deliver to the Borrower and the Agent two
                  further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Agent in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes; or

                           (Y) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Code,
                  (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of
                  Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent (A) a certificate substantially in the form of Schedule 2.12 hereto (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

         unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a Participant pursuant to Section 8.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section 2.12, provided that in the case of a Participant the obligations of such Participant pursuant to this Section 2.12(b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         2.13 FUNDING LOSSES.

         Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.13, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         2.14 PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Committed Loans. Each Committed Loan borrowing, each payment or prepayment of principal of any Committed Loan and each payment of interest on the Committed Loans, each reduction of the Total Committed Amount, and each conversion or continuation of any Loan, shall be allocated among the relevant Lenders in accordance with the respective applicable Commitment Percentages (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Committed Loans of such Lenders); and

                  (b) Advances.

                  (i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

                  (ii) Unless the Borrower or any Lender has notified the Agent prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

                  (A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (B) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent shall notify the Borrower within 30 day's of the failure of such Lender to make such amount available to the Agent and may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.

                  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         2.15 SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.15 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.15 to share in the benefits of any recovery on such secured claim.

         2.16 PLACE AND MANNER OF PAYMENTS.

         Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices specified in Schedule 2.1(a) not later than 1:00 P.M. (San Francisco, California time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 2.6(c)). The Agent will distribute such payments to the Lenders, if any such payment is received prior to 1:00 P.M. (San Francisco, California time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Rate Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days; provided, however, that computations of interest at the

Prime Rate shall be made on the basis of actual number of days elapsed over a 365/366 day year. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         2.17 REPLACEMENT OF LENDERS.

         If any Lender delivers a notice to the Borrower pursuant to Sections 2.8, 2.10, 2.11, 2.12 or 2.14, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more additional banks or financial institutions (collectively, the "Replacement Lender"), provided that (A) at the time of any replacement pursuant to this Section 2.17, the Replacement Lender shall enter into one or more assignment agreements substantially in the form of Schedule 8.2(b) pursuant to, and in accordance with the terms of, Section 8.2(b) (and with all fees payable pursuant to said Section 8.2(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (b) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.7, and (B) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 2.8, 2.11 or 2.12, but excluding those obligations specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement.


                                    SECTION 3

                                   CONDITIONS

         3.1 CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement is subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

                  (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of this Credit Agreement and the Notes.

                  (b) No Default; Representations and Warranties. As of the Closing Date (i) there shall exist no Default or Event of Default and
         (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects.

                  (c) Opinion of Counsel. Receipt by the Agent of an opinion, or opinions, satisfactory to the Agent, addressed to the Agent and the Lenders and dated as of the Closing Date substantially in the form of
         Schedule 3.1(c) attached hereto.

                  (d) Corporate Documents. Receipt by the Agent of the following:

                           (i) Charter Documents. Copies of the articles or
                  certificates of incorporation or other charter documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                           (ii) Bylaws. A copy of the bylaws of the Borrower
                  certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of the Borrower approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower to be true and correct and in force and effect as of the Closing Date.

                           (vi) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities in the State of South Carolina.

                  (e) Material Adverse Change. Since December 31, 2001, there shall not have occurred, nor otherwise exist, an event or condition which has had or would reasonably be expected to have a Material Adverse Effect.

                  (f) Consents. Receipt by the Agent of a certificate from the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

                  (g) Termination of Prior Committed Facility. The Prior Committed Facility shall have been (or will be upon initial borrowing hereunder on the Closing Date and the application of proceeds thereof) terminated and the obligations of the Borrower thereunder shall have been (or will upon such borrowing and application of proceeds) paid in full and fully satisfied.

                  (h) Other. Receipt by the Agent of such other documents, agreements or information which may be reasonably requested by the Agent or the Lenders, including without limitation evidence satisfactory to the Agent that the Borrower's prior credit facility for commercial paper back-up has been terminated.

         3.2 EACH LOAN ADVANCE.

         The obligation of each Lender, including the Swingline Lender, to make any Loan, including the conversion to or extension of any Eurodollar Rate Loan, is subject to satisfaction of the following conditions:

                  (a) (i) In the case of any Committed Loan, the Agent shall have received an appropriate Notice of Borrowing or Notice of Extension/Conversion; and (ii) in the case of any Competitive Loan, the applicable Competitive Lender shall have received an appropriate notice of acceptance of its related Competitive Bid;

                  (b) The representations and warranties set forth in Section 4 shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                  (c) There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded; and

                  (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion relating to an extension of or conversion into Eurodollar Rate Loans and each request for a Competitive Bid pursuant to a Competitive Bid Request and receipt by the Borrower of the proceeds of each Loan shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.


                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and the Lenders as follows:

         4.1 FINANCIAL STATEMENTS.

         The Borrower has furnished to the Lenders copies of (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related consolidated statements of income, cash flows and common shareholders' equity for the fiscal year then ended and (ii) the consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2002 and the related consolidated statements of income and reinvested earnings and cash flows of the Borrower and its Subsidiaries, for the 3 months then ended. Such financial statements, including the related schedules and notes, are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such dates and the results of their operations for such periods, all in accordance with GAAP applied on a consistent basis (except (i) as otherwise stated therein or in the notes thereto and (ii) for changes resulting from audit and normal year-end audit adjustment to the December 31, 2001 financial statements) throughout the periods involved. As of the Closing Date, there has not occurred or existed nor does there otherwise exist, an event or condition which has had or would reasonably be expected to have a Material Adverse Effect since December 31, 2001.

         4.2 CORPORATE STATUS.

         The Borrower is a corporation duly incorporated and organized and validly existing in good standing in its jurisdiction of incorporation, is duly qualified and in good standing as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, except where its failure so to qualify would not have a Material Adverse Effect, and has full power to own its real properties and its material personal properties and to carry on its business as now conducted.

         4.3 CORPORATE AUTHORIZATION.

         The execution, delivery and performance of this Credit Agreement and of the other Credit Documents are within the powers and authority of the Borrower and have been duly authorized by proper corporate proceedings. This Credit Agreement and the other Credit Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

         4.4 NO CONFLICTS.

         Neither the execution and delivery of the Credit Agreement and the other Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower will (a) violate or conflict with any provision of its articles of incorporation or bylaws, (b) violate, contravene or materially conflict with any law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

         4.5 LITIGATION.

         There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary in any court or arbitration or before or by any governmental department, agency or instrumentality, domestic or foreign, which reasonably would be expected to have a Material Adverse Effect; and neither the Borrower nor any Subsidiary is in violation of any judgment, order, writ, injunction, decree or award or in violation of any rule or regulation of any court or binding arbitration or governmental department, agency or instrumentality, domestic or foreign, the violation of which would have a Material Adverse Effect.

         4.6 GOVERNMENTAL AND OTHER APPROVALS.

         No approval, consent or authorization of, or any other action by, or filing or registration with, any governmental department, agency or instrumentality, domestic or foreign, is necessary for the execution or delivery by the Borrower of this Credit Agreement or the other Credit Documents or for the performance by the Borrower of any of the terms or conditions hereof or thereof.

         4.7 USE OF LOANS.

         The proceeds of the Loans will be used for: (i) commercial paper back-up, (ii) working capital, (iii) capital expenditures and (iv) other lawful corporate purposes; provided that no part of the proceeds of any Loan hereunder will be used for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U or any "margin security" within the meaning of Regulation T, or to extend credit to others for such purpose, in violation of Regulation T, Regulation U or Regulation X issued by the Board of Governors of the Federal Reserve System or Section 7 of the Securities Exchange Act of 1934, as amended.

         4.8 TAXES.

         The Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) which are not yet delinquent, (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (c) which are promptly filed or paid upon notice to the Borrower of the existence thereof.

         4.9 COMPLIANCE WITH LAW.

         Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.10 ERISA.

         Except as would not result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best of the Borrower's or any ERISA Affiliate's knowledge, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Single Employer Plan and, to the best of the Borrower's or any ERISA Affiliate's knowledge, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

                  (c) None of the Borrower, its Subsidiaries or any ERISA Affiliate has incurred, or, to the best of the Borrower's knowledge, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of the Borrower, its Subsidiaries or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of the Borrower's knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         4.11  HAZARDOUS SUBSTANCES.

         Except as would not reasonably be expected to have a Material Adverse Effect, (i) the real property owned or leased by the Borrower and its Subsidiaries or on which the Borrower or any of its Subsidiaries operates (the "Subject Property") is free from "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections" 9601 et seq., as amended, and the regulations promulgated thereunder, (ii) no portion of the Subject Property is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, hazardous wastes, "PCB's" or PCB items (as defined in 40 C.F.R. Section 763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. Section 763.63) or the past or present accumulation, spillage or leakage of any such substance, (iii) the Borrower and each of its Subsidiaries is in compliance in all material respects with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their businesses, and (iv) the Borrower does not know of any complaint or investigation regarding real property which it or any of its Subsidiaries owns or leases or on which it or any of its Subsidiaries operates.

         4.12 LIENS.

         Except as set forth on Schedule 4.12 attached hereto and as permitted under Section 5.9, there are no material Liens on any Property owned by the Borrower and its Subsidiaries (including any capital stock owned by the Borrower or any of its Subsidiaries).

         4.13 INVESTMENT COMPANY.

         The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         4.14 DISCLOSURE.

         As of the Closing Date, the Borrower has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                    SECTION 5

                                    COVENANTS

         So long as any of the Commitments are in effect and, in any event, until payment in full and discharge of all Obligations to the Agent and the Lenders, including payment of all principal and interest on the Loans, the Borrower shall comply, and shall cause each Subsidiary, to the extent applicable, to comply, with the following covenants:

         5.1 REPORTS, CERTIFICATES AND OTHER INFORMATION.

         The Borrower shall furnish to the Agent:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower and its Subsidiaries, either (i) written notice that a copy of a report on Form 10-K, or any successor form, and any amendments thereto, has been filed by the Borrower with the Securities and Exchange Commission with respect to the immediately preceding fiscal year, provided that in the event that an electronic copy of such report is unavailable to either the Agent or a Lender, the Borrower shall promptly furnish a copy of such report upon request or (ii) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower and its Subsidiaries, either (i) written notice that a copy of a report on Form 10-Q, or any successor form, and any amendments thereto, has been filed by the Borrower with the Securities and Exchange Commission with respect to the immediately preceding fiscal quarter, provided that in the event that an electronic copy of such report is unavailable to either the Agent or a Lender, the Borrower shall promptly furnish a copy of such report upon request or
         (ii) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. Within the period for delivery of the financial statements provided in Section 5.1(a) or (b), a certificate of the chief financial officer of the Borrower in the form of Schedule 5.1(c) stating among other things that, to the best of his or her knowledge and belief, no Default or Event of Default has occurred (or, if any Default or Event of Default has occurred, specifying such Default or Event of Default and the nature and status thereof).

                  (d) Reports. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Agent pursuant hereto.

                  (e) Notices. Upon the chief financial officer (or any other principal financial officer) of the Borrower obtaining knowledge thereof, prompt (and in any event within five (5) Business Days of the relevant officer obtaining knowledge thereof, except with respect to a Default or Event of Default, in which case within two (2) Business Days of the relevant officer obtaining knowledge thereof) written notice to the Agent of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to the Borrower or any Subsidiary (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower or such Subsidiary which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against the Borrower or such Subsidiary with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect.

                  (f) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower and/or its Subsidiaries as the Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.1(a) or (b) or Section 5.1(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed in Section 8.1; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Agent and each Lender of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the officer's certificates required by Section 5.1(c) to the Agent and each of the Lenders. Except for such officer's certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         5.2 BOOKS AND RECORDS.

         The Borrower shall keep, and shall cause each of its Subsidiaries to keep, complete and accurate books and records of the Borrower's and such Subsidiaries' transactions (i) in accordance with good accounting practices with respect to the Borrower and its Subsidiaries and (ii) on the basis of GAAP with respect to the Borrower and its Domestic Subsidiaries.

         5.3 MERGERS AND CONSOLIDATIONS.

         The Borrower shall (i) maintain its corporate existence and (ii) not merge or consolidate with or into any other entity unless the Borrower is the surviving corporation and no Default or Event of Default shall exist either immediately prior to or after giving effect thereto.

         5.4 INSURANCE.

         The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, insurance in such amounts and covering such risks as is consistent with sound business practice.

         5.5 PAYMENT OF TAXES.

         The Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiaries, or upon income or profits of the Borrower or such Subsidiaries, or upon any of the properties of the Borrower or such Subsidiaries, before they shall become delinquent; provided, however, that neither the Borrower nor any such Subsidiary shall be required to pay any such tax, assessment or levy which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

         5.6 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS.

         The Borrower will comply, and will cause each of its Subsidiaries to comply, with all laws, rules, regulations and orders (including, without limitation, Environmental Laws and ERISA), and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property and with all contractual obligations if noncompliance with any such law, rule, regulation, order, restriction or contractual obligation would have or would reasonably be expected to have a Material Adverse Effect.

         5.7 USE OF PROCEEDS.

         The Borrower shall use the proceeds of the Loans solely for the purposes set forth in Section 4.7.

         5.8 ASSET SALES, ETC.

         The Borrower shall not sell, transfer or otherwise dispose of any of its properties and assets (including without limitation any capital stock in any of its Subsidiaries) except:

                  (i) sales or leases in the ordinary course of business; and

                  (ii) other than non-ordinary course of business sales provided that (A) the aggregate net book value of the assets sold by the Borrower or any of its Subsidiaries in all such transactions after the Closing Date does not exceed 25% of Total Assets as of the Closing Date and (B) no Default or Event of Default shall have occurred and be continuing at the time of any such sale or shall result upon giving effect thereto.

         5.9 LIENS.

         After the date hereof the Borrower will not issue, assume or guarantee, and will not permit any Domestic Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a Lien of or upon any assets, whether now owned or hereafter acquired, of the Borrower or any such Domestic Subsidiary without effectively providing that the Obligations (together with, if the Borrower shall so determine, any other Indebtedness of the Borrower ranking equally with the Obligations) shall be equally and ratably secured by a Lien ranking ratably with and equal to (or at the Borrower's option prior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to:

                  (i) Liens on any assets of any corporation existing at the time such corporation becomes a Domestic Subsidiary (and not incurred in contemplation thereof);

                  (ii) Liens on any assets existing at the time of acquisition of such assets by the Borrower or a Domestic Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Borrower or a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by the Borrower or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any assets theretofore owned by the Borrower or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

                  (iii) Liens on any assets to secure Indebtedness of a Subsidiary to the Borrower or to any wholly owned Domestic Subsidiary;

                  (iv) Liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Borrower or a Domestic Subsidiary (and not incurred in contemplation thereof);

                  (v) Liens on any assets of the Borrower or a Domestic Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar financings);

                  (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) to (v), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements and construction on real property);

                  (vii) Liens not permitted by clauses (i) through (vi) above if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate amount of all Indebtedness of the Borrower and its Domestic Subsidiaries secured by all such Liens not so permitted by clauses (i) through (vi) above does not exceed 10% of Total Assets.

         5.10 MINIMUM BOOK NET WORTH.

         The Borrower shall not permit Book Net Worth to be less than $698,700,000 (which represents approximately 85% of Book Net Worth as of March 31, 2002) as of the last day of any fiscal quarter (commencing with the fiscal quarter ending June 30, 2002); provided, however, (i) such amount shall be increased at the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2002) by an amount equal to 25% of the Borrower and its Subsidiaries' net income for the fiscal quarter then ending (computed on a consolidated basis in accordance with GAAP); and (ii) such amount shall be decreased Dollar for Dollar by the aggregate cumulative amount of all payments made by the Borrower on and after July 10, 2002 for the redemption, retirement or other repurchase of any shares of the capital stock of the Borrower so long as the Borrower's Long-Term Debt is rated A- or higher by S&P and A3 or higher by Moody's at the time of such payments. If, as a result of the payments made by the Borrower for such redemption, retirement or other repurchase of any shares of the capital stock of the Borrower, the rating applicable to the Long-Term Debt of the Borrower is lowered by either S&P or Moody's below the applicable level set forth in the preceding sentence within forty-five (45) days of the last of such payments, then any reduction in the minimum Book Net Worth amount previously made pursuant to clause (ii) of this Section 5.10 in connection with such payments shall be reversed.

         5.11 TRANSACTIONS WITH AFFILIATES.

         Except as otherwise specifically permitted in this Credit Agreement, the Borrower will not, nor will it permit its Subsidiaries to, enter into any transactions or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's length transaction with a Person other than an officer, director, shareholder or Affiliate.

         5.12 INDEBTEDNESS.

                  The Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness of the Subsidiaries existing as of the Closing Date as referenced in the financial statements referred to in
         Section 4.1 (and set out more specifically in Schedule 5.12(b)) and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

                  (b) Indebtedness of the Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $50,000,000 at any time outstanding;

                  (c) unsecured intercompany Indebtedness among the Borrower and its Subsidiaries;

                  (d) Indebtedness and obligations owing under hedging agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                  (e) Indebtedness and obligations of the Subsidiaries owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit) generally;

                  (f) Indebtedness of the Subsidiaries incurred in connection with acquisitions provided that (i) such Indebtedness when incurred shall not exceed the purchase price for such acquisition and (ii) if the aggregate amount of any such Indebtedness (whether anticipated to be funded at one time or over a series of fundings) exceeds $100,000,000, then (A) the Borrower shall give the Agent prior written notice of such Indebtedness and (B) prior to the incurrence of any such Indebtedness the Borrower shall have provided to the Agent such evidence as the Agent may reasonably request demonstrating pro forma covenant compliance and the maintenance of an investment grade rating from S&P and Moody's (defined for purposes hereof as BBB- or better by S&P and Baa3 or better by Moody's) with respect to the Borrower's Long-Term Debt; and

                  (g) other non-acquisition-related Indebtedness of the Subsidiaries which does not exceed $50,000,000 in the aggregate at any time outstanding.


                                    SECTION 6

                                EVENTS OF DEFAULT

         6.1  EVENTS OF DEFAULT.

         Each of the following occurrences shall constitute an "Event of Default" under this Agreement:

                  (A) any representation or warranty made or deemed made by the Borrower to the Lenders in or in connection with this Credit Agreement or any of the other Credit Documents shall prove to have been false or misleading in any material respect when made, deemed made or furnished;

                  (B) the Borrower shall fail to pay

                           (i) any principal of any Note as and when the same
                  shall become due and payable, or

                           (ii) any interest on any Note, any fee or any other
                  Obligation as and when the same shall become due and payable, and such failure shall continue unremedied for more than three days;

                  (C) the Borrower shall fail to perform or observe any covenant contained in Section 5.1(e), 5.7, 5.10 or 5.12 of this Credit Agreement;

                  (D) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Credit Agreement or any other Credit Document (other than as provided in Sections 6.1(B) and (C)) on its part to be performed or observed, and such failure shall continue unremedied for a period of 30 days after written notice thereof has been received from the Agent or any Lender;

                  (E) the Borrower shall fail to pay when due, whether by acceleration or otherwise, one or more evidences of Indebtedness (other than the Notes hereunder) having an aggregate unpaid balance of more than $50,000,000.00, and such failure shall continue for more than the period of grace, if any, applicable thereto and shall not have been waived;

                  (F) the Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of the Borrower or such Subsidiary or any of their respective properties or assets, (ii) generally fail or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower or such Subsidiary in an involuntary case under the Bankruptcy Code or (vii) take any corporate action for the purpose of effecting any of the foregoing; provided, however, the occurrence of any of the foregoing events referenced in this Section 6.1(F) with respect to any Subsidiary of the Borrower shall not constitute an Event of Default unless such occurrence could have or might be reasonably expected to have a Material Adverse Effect;

                  (G) a proceeding or case shall be commenced, without the application or consent of the Borrower or any Subsidiary, in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian or liquidator of the Borrower or such Subsidiary or of all or any substantial part of its assets or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; provided, however, the occurrence of any of the foregoing events referenced in this Section 6.1(G) with respect to any Subsidiary of the Borrower shall not constitute an Event of Default unless such occurrence could have or might be reasonably expected to have a Material Adverse Effect;

                  (H) any of the following events or conditions, which in the aggregate, reasonably could be expected to involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $50,000,000.00: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability;

                  (I) any final judgment, final consent decree or final order for the payment of money (or for the performance of any remedial action or other services that would result in the expenditure of funds by the Borrower or any of its Subsidiaries) shall be rendered against the Borrower or any of its Subsidiaries by any federal, state or local court or administrative agency and the same shall fail to be discharged, stayed or bonded for a period of 60 days after such final judgment, final consent decree or final order for the payment of money (or, in the case of performance obligations, shall fail to be performed in the manner and at the times required in such final judgment, final consent decree or final order or shall fail to otherwise be discharged, stayed or bonded, in any such case, for a period of 60 days after the performance of such obligations is required), provided that no occurrence described in this Section 6.1(I) shall constitute an Event of Default unless the aggregate outstanding liability of the Borrower and its Subsidiaries which has resulted from all such occurrences shall exceed $50,000,000.00 or its equivalent in any other currency);

                  (J) (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 35% of the then outstanding voting stock of the Borrower or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                  (K) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the rights, powers and privileges purported to be created thereby and such failure shall have a material adverse effect on the rights and remedies of the Agent or the Lenders thereunder (except to the extent any such failure is caused by the Agent and except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or the Borrower or any Person acting by or on behalf of the Borrower shall deny or disaffirm any obligations under the Credit Documents.

         6.2. RIGHTS AND REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 8.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower:

                  (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other Obligations to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under this Credit Agreement and the other Credit Documents and all rights of set-off.

         Notwithstanding the foregoing, in the case of an Event of Default specified in Section 6.1(F) or (G) relating to the Borrower, the respective Commitment of each Lender shall be immediately terminated and the Notes, including all interest thereon, and all other Obligations shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.


                                    SECTION 7

                                AGENCY PROVISIONS

         7.1 APPOINTMENT AND AUTHORIZATION OF AGENT.

         Each Lender hereby irrevocably (subject to Section 7.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         7.2 DELEGATION OF DUTIES.

         The Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         7.3 LIABILITY OF AGENT.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the

Borrower or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

         7.4 RELIANCE BY AGENT.

         (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 3.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         7.5 NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."

The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 6; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         7.6 CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         7.7 INDEMNIFICATION OF AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the aggregate Commitments, the payment of all other Obligations and the resignation of the Agent.

         7.8 AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         7.9 SUCCESSOR AGENT.

         The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders which successor Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor Agent from among the Lenders. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 7 and Sections 8.7, 8.10 and 8.14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         7.10 AGENT MAY FILE PROOFS OF CLAIM.


         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.7 and 8.4) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.7 and 8.4.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

         7.11 OTHER AGENTS; LEAD MANAGERS.

         None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                    SECTION 8

                                  MISCELLANEOUS

         8.1 NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Agent, set forth below, and in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrower:

                           Sonoco Products Company
                           One North Second Street
                           Hartsville, SC  29550
                           Attn: Charles J. Hupfer
                           Telephone: (843) 383-7179
                           Telecopy: (843) 383-7066
                           www.sonoco.com

                  if to the Agent:

         Agent's Office
         --------------
         (for payments and Requests for Borrowing and payments):

         Bank of America, N.A.
         1850 Gateway Boulevard
         CA4 706 05 09
         Concord, CA  94520
         Attention:  Mark Garcia
         Telephone:  925-675-8416
         Facsimile:  888-969-2297
         mark.a.garcia@bankofamerica.com

         Payment Instructions:
         ---------------------

         Bank of America - Concord
         ABA No.:  111000012
         Credit Account No.:  3750836479

         Attn:  Mark Garcia, Agency Service West
         Ref.:  Sonoco Corporation

         Other Notices as Agent:
         ----------------------

         Bank of America, N.A.
         Agency Management
         1455 Market Street
         CA5 701 05 19
         San Francisco, CA  94103
         Attention: M. Josefa Prosperi
         Agency Management Officer
         Telephone: 415-436-3496
         Facsimile: 415-503-5127
         mariajosefa.prosperi@bankofamerica.com

                  if to Swingline Lender:

         Bank of America, N.A.
         1850 Gateway Boulevard
         CA4 706 05 09
         Concord, CA  94520
         Attention:  Mark Garcia
         Telephone:  925-675-8416
         Facsimile:  888-969-2297
         mark.a.garcia@bankofamerica.com

         Payment Instructions:
         ---------------------

         Bank of America - Concord
         ABA No.:  111000012
         Credit Account No.:  3750836479
         Attn:  Mark Garcia, Agency Service West
         Ref.:  Sonoco Corporation

         8.2 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Agent-Related Persons) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swingline Loans, (iii) any assignment of a Commitment must be approved by the Agent and Swingline Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), and
(iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 8.4, 8.10 and 8.14 with respect to the facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations the Swingline Loans) owing to
it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release all or substantially all of the Guarantors from their obligations under the Credit Documents. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.11, 2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.

         (e) A Participant shall not be entitled to receive any greater payment under Section 2.8, 2.11 and 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Lender; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 8.2(b), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may upon 5 Business Days' notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Swingline Lender, as the case may be. If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swingline Loans pursuant to Section 2.3.

         (i) (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Credit Agreement; provided that
         (A) nothing herein shall constitute a commitment by any SPV to make any Loan, (B) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (C) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitments hereunder and (D) each such SPV would satisfy the requirements of Section 2.12 if such SPV was a Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent as a Loan made by, and as if such Loan were made by, such Designating Lender.

                           (ii) As to any Loans or portion thereof made by it,
                  each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Credit Agreement; provided, however that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Credit Agreement (and any related documents), including, without limitation, any Notice of Borrowing and any Notice of Extension/Conversion, and to exercise on such SPV's behalf, all of such SPV's voting rights under this Credit Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

                           (iii) Each party hereto hereby agrees that no SPV
                  shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Designating Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding prior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof.

                           (iv) In addition, notwithstanding anything to the
                  contrary contained in this Section 8.3 or otherwise in this Credit Agreement, any SPV may (A) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender (or to any other SPV of such Designating Lender) or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 8.3 may not be amended without the written consent of any Designating Lender affected thereby.

         8.3 NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Borrower, the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         8.4 ATTORNEY COSTS, EXPENSES AND TAXES.

         The Borrower agrees (a) to pay or reimburse the Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Lender. All amounts due under this Section 8.4 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

         8.5 INDEMNIFICATION BY BORROWER.

         Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Borrower Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available (y) to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee and
(z) with respect to a dispute among two or more Indemnitees which does not arise as a result of the action or inaction of the Borrower. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Nothing contained in this Section 8.5 shall be deemed to restrict the Borrower's right to pursue any and all legal remedies available to the Borrower for breach of any representation, covenant, warranty or other agreement set forth in any

Credit Document. All amounts due under this Section 8.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         8.6 AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) waive any condition set forth in Section 3.2(a), (c), (d), (e), (f) and (g) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 6.2 without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Credit Document for any payment (including mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iv) of the second proviso to this Section
8.6 any fees or other amounts payable hereunder or under any other Credit Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay the default increase in interest rates;

         (e) change Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Credit Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Credit Agreement or any other Credit Document;
(iii) Section 8.2(i) may not be amended, waived or otherwise modified without the consent of each Designating Lender all or any part of whose Loans are being funded by an SPV at the time of such amendment, waiver or other modification; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         8.7 AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, the Borrower shall, at the expense of the Lenders (or, after the occurrence (and during the continuance) of an Event of Default, at the expense of the Borrower), permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Borrower.

         8.8 CONFIDENTIALITY.

         Each of the Agent and the Lenders agrees to use commercially reasonable efforts to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed with it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors; (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         8.9 COUNTERPARTS; TELECOPY.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         8.10 HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         8.11 SURVIVAL OF INDEMNIFICATION.

         All indemnities set forth herein, including, without limitation, in Sections 2.8, 2.11, 2.12, 2.13 and 8.5 shall survive the execution and delivery of this Credit Agreement, and the making of the Loans, the repayment of the Loans and other obligations and the termination of the Commitment hereunder.

         8.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.

                  (b) EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (c) EACH OF THE AGENTS, EACH OF THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.13 SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         8.14 ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         8.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                   SONOCO PRODUCTS COMPANY


                                            By
                                              ----------------------------------

                                            Title
                                                 -------------------------------














                                                     Signature Page to July 2002
                                                         Sonoco Products Company
                                                                Credit Agreement

ADMINISTRATIVE
AGENT:                              BANK OF AMERICA, N.A.,

                                    in its capacity as Agent


                                    By
                                      ------------------------------------------

                                    Title
                                         ---------------------------------------




















                                                     Signature Page to July 2002
                                                         Sonoco Products Company
                                                                Credit Agreement

LENDERS:                            BANK OF AMERICA, N.A.,
                                    individually in its capacity as a
                                    Lender

                                    By
                                      ------------------------------------------

                                    Title
                                         ---------------------------------------
















                                                     Signature Page to July 2002
                                                         Sonoco Products Company
                                                                Credit Agreement

                                 Schedule 2.1(a)

                             Schedule of Lenders and

                                   Commitments


                                                                     Commitment
              Lender                       Committed Amount          Percentage
              ------                       ----------------          ----------

Bank of America, N.A.                       $47,500,000.00          10.5555556%
555 California Street, 12th floor
San Francisco, CA 94104
Attn:  Thomas Sullivan
Telephone:  (415) 622-3482
Telecopier:  (415) 622-4584
thomas.r.sullivan@bankofamerica.com

Bank of Tokyo-Mitsubishi Trust Company      $47,500,000.00          10.5555556%
1251 Avenue of the Americas
New York, NY 10020-1104
Attn:  Lillian Kim
Telephone:  (212) 782-4225
Telecopier:  (212) 782-6440
lkim@btmna.com

Deutsche Bank AG New York Branch            $47,500,000.00          10.5555556%
31 West 52nd Street
New York, NY 10010
Attn:  Christian Dallwitz
Telephone:  (212) 469-8625
Telecopier:  (212) 469-2930

SunTrust Bank                               $47,500,000.00          10.5555556%
303 Peachtree Street, 2nd Floor
Atlanta, GA 30309
Attn:  Nathan Bickford
Telephone:  (404) 658-4219
Telecopier:  (404) 588-8833
nathan.bickford@suntrust.com

Wachovia Bank, National Association         $47,500,000.00          10.5555556%
191 Peachtree Street
Atlanta, GA 30303
Attn:  Meg Beveridge
Telephone:  (404) 332-6576
Telecopier:  (404) 332-4058
meg.beveridge@wachovia.com

Citicorp USA, Inc.                          $37,500,000.00           8.3333333%
400 Perimeter Center Terrace,
Suite 600
Atlanta, GA 30346
Attn:  Stanley K. Ross
Telephone:  (770) 668-8107
Telecopier:  (770) 668-8137
stanley.k.ross@citigroup.com

Bank of Montreal                            $37,500,000.00           8.3333333%
111 W. Monroe
Chicago, IL 60603
Attn:  Isabella Battista
Telephone:  (312) 293-8358
Telecopier:  (312) 293-5852
isabella.battista@bmo.com

                                 Schedule 2.1(a)

                             Schedule of Lenders and

                                   Commitments

Credit Suisse First Boston                  $37,500,000.00           8.3333333%
Eleven Madison Avenue
New York, NY 10010
Attn:  James P. Moran
Telephone:  (212) 325-5352
Telecopier:  (212) 325-8615
james.moran@csfb.com

Banco Bilbao Vizcaya Argentaria S.A.        $25,000,000.00           5.5555556%
1345 Avenue of the Americas, 45th
Floor
New York, NY 10105
Attn:  Miguel Lara
Telephone:  (212) 728-1664
Telecopier:  (212) 333-2904
miguel.lara@bbvany.com

JP Morgan Chase Bank                        $25,000,000.00           5.5555556%
270 Park Avenue, 21st Floor
New York, NY 10071
Attn:  Peter Predun
Telephone:  (212) 270-7005
Telecopier:  (212) 270-4725
peter.predun@jpmorgan.com

The Bank of New York                        $25,000,000.00           5.5555556%
One Wall Street, 22nd Floor
New York, NY 10288
Attn:  David Siegel
Telephone:  (212) 635-6899
Telecopier:  (212) 635-6434

State Street Bank and Trust Company         $25,000,000.00           5.5555556%
225 Franklin Street, Suite MAO 18
Boston, MA 02110-2804
Attn:  Elizabeth F. Ryan-Catalano
Telephone:  (617) 664-4056
Telecopier:  (617) 728-3078
eryancatalano@statestreet.com


         TOTAL:                            $450,000,000.00         100.0000000%

                               Schedule 2.1(b)(i)

                           FORM OF NOTICE OF BORROWING


Bank of America, N.A.
Agency Administrative Services
1850 Gateway Boulevard, 5th floor
Concord, CA  94520-3281
Attention:  Mark Garcia


Ladies and Gentlemen:

         The undersigned, SONOCO PRODUCTS COMPANY (the "Borrower"), refers to the Credit Agreement dated as of July 10, 2002 (as amended and modified, from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice(1) that it requests a Committed Loan borrowing pursuant to the provisions of Section 2.1(b) of the Credit Agreement and in connection herewith sets forth below the terms on which such borrowing is requested to be made:

(A)      Date of Borrowing
         (which is a Business Day)                   _______________________

(B)      Principal Amount of
         Borrowing(2)                                _______________________

(C)      Interest rate basis(3)                      _______________________

(D)      Interest Period and the
         last day thereof(4)                         _______________________


         In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c) and (d) of such Section, are true and correct.

                                                     Very truly yours,

                                                     SONOCO PRODUCTS COMPANY

                                                     By
                                                       -------------------------
                                                     Name
                                                         -----------------------
                                                     Title
                                                          ----------------------

--------
         1        Notice must be received by the Agent not later than 10:00 A.M.
                  (San Francisco, California time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Rate Loans.

         2        A minimum of $5,000,000 and increments of $2,000,000.

         3        Eurodollar Rate and Base Rate Loans available.

         4 Interest Periods of one, two, three and six months' duration for Eurodollar Rate Loans.

                                 SCHEDULE 2.1(e)

                             FORM OF COMMITTED NOTE

                                                                   July 10, 2002


                  FOR VALUE RECEIVED, SONOCO PRODUCTS COMPANY, a South Carolina corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of Bank of America, N.A., as Agent (the "Agent"), at 1850 Gateway Boulevard, Concord, California 94520-3281 (or at such other place or places as the holder hereof may designate) at the times set forth in the Credit Agreement dated as of July 10, 2002 among the Borrower, the Lenders and the Agent (as it may be amended and modified from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Committed Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 2.4 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note and all other indebtedness owing to the Lender under the Credit Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees; provided that such attorneys' fees shall be based on the actual amount of time expended in connection with such matters at the usual hourly rates of such attorneys, notwithstanding the provisions of N.C. Gen. Stat. Section 6-21.2.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on a schedule attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                                     SONOCO PRODUCTS COMPANY

                                                     By
                                                       -------------------------
                                                     Name
                                                         -----------------------
                                                     Title
                                                          ----------------------

                                Schedule 2.2(b)-1

                         FORM OF COMPETITIVE BID REQUEST


Bank of America, N.A.
Agency Administrative Services
1850 Gateway Boulevard, 5th floor
Concord, CA  94520-3281
Attention:  Mark Garcia


Ladies and Gentlemen:

        The undersigned, SONOCO PRODUCTS COMPANY (the "Borrower"), refers to the Credit Agreement dated as of July 10, 2002 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice(1) pursuant to Section 2.2(b) of the Credit Agreement it requests solicitation of Competitive Bids under the Credit Agreement, and in connection herewith sets forth below the terms on which such Competitive Loan borrowing is requested to be made:

(A)      Date of Competitive Loan Borrowing
         (which is a Business Day)                        __________________

(B)      Principal Amount of
         Competitive Loan Borrowing(2)                    __________________

(C)      Interest Period and the last
         day thereof(3)                                   __________________




--------

         1 Notice must be received by the Agent by 11:00 a.m. (San Francisco, California time) on the second Business Day prior to the date of the requested Competitive Loan borrowing .

         2 A minimum of $5,000,000 and $2,000,000 increments in excess thereof.

         3 Subject to the provisions and definitions of the Credit Agreement, but generally not less than 7 days nor more than 180 days.

         In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c) and (d) of such Section, are true and correct.


                                                     Very truly yours,

                                                     SONOCO PRODUCTS COMPANY


                                                     By
                                                       -------------------------
                                                     Name
                                                         -----------------------
                                                     Title
                                                          ----------------------

                                Schedule 2.2(b)-2

                    FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

Attention:

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of July 10, 2002 (as amended and modified from time to time, the "Credit Agreement"), among SONOCO PRODUCTS COMPANY (the "Borrower"), the Lenders and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on _____________, 20__, pursuant to Section 2.2(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by 8:00 A.M. (San Francisco, California time) ______________, 20__ [Date of Proposed Competitive Loan borrowing] Your Competitive Bid must comply with Section 2.2(c) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)      Date of Competitive Borrowing               __________________

(B)      Principal amount of
         Competitive Borrowing                       __________________

(C)      Interest Period and the last
         day thereof                                 __________________


                                                 Very truly yours,

                                                 BANK OF AMERICA, N.A., as Agent


                                                 By
                                                   -----------------------------
                                                 Name
                                                      --------------------------
                                                 Title
                                                       -------------------------

                                 Schedule 2.2(c)

                             FORM OF COMPETITIVE BID


Bank of America, N.A.
Agency Administrative Services
1850 Gateway Boulevard, 5th floor
Concord, CA  94520-3281
Attention:  Mark Garcia

Ladies and Gentlemen:

         The undersigned, [Name of Lender], refers to the Credit Agreement dated as of July 10, 2002 (as amended and modified from time to time, the "Credit Agreement"), among SONOCO PRODUCTS COMPANY (the "Borrower"), the Lenders and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.2(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on ________________, 20__, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)      Principal Amount(1)                         ____________________

(B)      Competitive Bid Rate                        ____________________

(C)      Interest Period and last
         day thereof                                 ____________________

         The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.2(e) of the Credit Agreement.

                                                  Very truly yours,

                                                  [NAME OF LENDER]

                                                  By
                                                    ----------------------------
                                                  Name
                                                      --------------------------
                                                  Title
                                                       -------------------------




--------

         1 Acceptance in a minimum principal amount of $1,000,000 and $1,000,000 increments in excess thereof.

                                 Schedule 2.2(e)

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


Bank of America, N.A.
Agency Administrative Services
1850 Gateway Boulevard, 5th floor
Concord, CA  94520-3281
Attention:  Mark Garcia

Ladies and Gentlemen:

         The undersigned, SONOCO PRODUCTS COMPANY (the "Borrower"), refers to the Credit Agreement dated as of July 10, 2002 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Bank of America, N.A., as Agent.

         In accordance with Section 2.2(d) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ______________, 20__ and in accordance with Section 2.2(e) of the Credit Agreement, we hereby accept the following bids for maturity on [date](1):

                                                                    Interest
Principal Amount         Competitive Bid Rate          Paid        Lender
----------------         --------------------          ----        ------

    $                                  [%]
    $                                  [%]

We hereby reject the following bids:

                                                                    Interest
Principal Amount         Competitive Bid Rate          Paid        Lender
----------------         --------------------          ----        ------

    $                                  [%]
    $                                  [%]


         The Competitive Loans accepted as provided above should be deposited in the general deposit account maintained by the Borrower with Bank of America, N.A. on [date].

                                                     Very truly yours,

                                                     SONOCO PRODUCTS COMPANY


                                                     By
                                                       -------------------------
                                                     Name
                                                         -----------------------
                                                     Title
                                                          ----------------------





--------

         1 Acceptance must be received by 10:00 A.M. (San Francisco, California time) on the date on which notice of election to make a Competitive Bid is to be given by the Lenders.

                                 SCHEDULE 2.2(i)

                            FORM OF COMPETITIVE NOTE

                                                                   July 10, 2002


                  FOR VALUE RECEIVED, SONOCO PRODUCTS COMPANY, a South Carolina corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and permitted assigns (the "Lender"), at the office of Bank of America, N.A., as Agent (the "Agent"), at 1850 Gateway Boulevard, Concord, California 94520-3281 (or at such other place or places as the holder hereof may designate) at the times set forth in the Credit Agreement dated as of July __, 2002 among the Borrower, the Lenders and the Agent (as it may be amended and modified from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), or in the Competitive Bid provided by Lender to the Borrower, but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2(h) of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

         Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 2.4 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note and all other indebtedness owing to the Lender under the Credit Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees; provided that such attorneys' fees shall be based on the actual amount of time expended in connection with such matters at the usual hourly rates of such attorneys, notwithstanding the provisions of N.C. Gen. Stat. Section 6-21.2.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on a schedule attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                                     SONOCO PRODUCTS COMPANY

                                                     By
                                                       -------------------------
                                                     Name
                                                         -----------------------
                                                     Title
                                                          ----------------------

                                 SCHEDULE 2.3(d)


                             FORM OF SWINGLINE NOTE

                                                                   July 10, 2002


         FOR VALUE RECEIVED, SONOCO PRODUCTS COMPANY, a South Carolina corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A., its successors and registered assigns (the "Swingline Lender"), at the office of Bank of America, N.A., as Agent (the "Agent"), at 1850 Gateway Boulevard, Concord, California 94520-3281 (or at such other place or places as the holder hereof may designate) at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Swingline Lender and other Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.3(c) of the Credit Agreement .

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 2.4 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on a schedule attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 8.2 of the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                                     SONOCO PRODUCTS COMPANY

                                                     By
                                                       -------------------------
                                                     Name
                                                         -----------------------
                                                     Title
                                                          ----------------------

                                  Schedule 2.5

                    FORM OF NOTICE OF CONVERSION OR EXTENSION


Bank of America, N.A.
Agency Administrative Services
1850 Gateway Boulevard, 5th floor
Concord, CA  94520-3281
Attention:  Mark Garcia

Ladies and Gentlemen:

        The undersigned, SONOCO PRODUCTS COMPANY (the "Borrower"), refers to the Credit Agreement dated as of July 10, 2002 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice(1) pursuant to Section 2.5 of the Credit Agreement that it requests an extension or conversion of a Committed Loan outstanding under the Credit Agreement, and in connection herewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)     Date of Extension or Conversion
        (which, with regard to Eurodollar Rate
        Loans, is the last day of the
        the applicable Interest Period)               _______________________

(B)     Principal Amount of
        Extension or Conversion(2)                    _______________________

(C)     Interest rate basis(3)                        _______________________

(D)     Interest Period and the
        last day thereof(4)                           _______________________







--------
         1 This Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) must be delivered to the Agent prior to 10:00 A.M. (San Francisco, California time) on the Business Day of, in the case of the conversion of a Eurodollar Rate Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Rate Loan as, or conversion of a Base Rate Loan into, a Eurodollar Rate Loan, the date of the proposed extension or conversion.

         2        A minimum of $5,000,000 and increments of $2,000,000.

         3        Eurodollar Rate and Base Rate Loans available.

         4 Interest Periods of one, two, three and six months' duration for Eurodollar Rate Loans.

        In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c) and (d) of such Section, are true and correct.

                                                    Very truly yours,

                                                    SONOCO PRODUCTS COMPANY

                                                    By
                                                      --------------------------
                                                    Name
                                                        ------------------------
                                                    Title
                                                         -----------------------

                                  SCHEDULE 2.12

                     FORM OF U.S. TAX COMPLIANCE CERTIFICATE

        Reference is hereby made to the Credit Agreement, dated as of July 10, 2002, as amended and modified from time to time thereafter, among Sonoco Products Company, the Lenders party thereto and Bank of America, N.A., as Agent (the "Credit Agreement"). Pursuant to Section 2.12 of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in
Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                    [NAME OF LENDER]


                                                    By
                                                      --------------------------
                                                    Name
                                                        ------------------------
                                                    Title
                                                         -----------------------

                                 SCHEDULE 3.1(c)

                             [Form of Legal Opinion]


                                 July 10, 2002


To the Agent and Lenders party to the
  Credit Agreement referred to below

Ladies and Gentlemen:

        We are general counsel to Sonoco Products Company, a South Carolina corporation ("Sonoco"). As such we have been asked to give certain legal opinions set forth herein in connection with the Credit Agreement (the "Credit Agreement"), dated as of July 10, 2002 among Sonoco, the several lenders identified on the signature pages thereto and such other lenders as may from time to time become a party thereto and Bank of America, N.A., as Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

        This opinion is given in accordance with the requirements of Section 3.1(c) of the Credit Agreement.

        In rendering the opinions expressed below, we have examined an executed copy of the Credit Documents and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Sonoco, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         Whenever any opinion herein with respect to the existence or absence of facts is qualified by the phrase "to the best of our knowledge," such phrase indicates only that during the course of our representation of Sonoco, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts and we have inquired of Sonoco as to such matters. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts, and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of Sonoco.

        In such examination, we have assumed the genuineness of all signatures (other than signatures of officers of Sonoco), the authenticity of all documents (other than the Credit Documents) submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. Sonoco (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, except where its failure so to qualify would not have a Material Adverse Effect, and (c) has the corporate power and authority to own its real properties and its material personal properties and to carry on its business as now conducted.

        2. Sonoco has the corporate power and authority and the legal right to make, execute, deliver and perform the terms and provisions of each of the Credit Documents and to borrow and accept extensions of credit thereunder, and has duly taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document.

        3. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by Sonoco will (a) violate or conflict with any provision of its articles of incorporation or bylaws; (b) violate, contravene or materially conflict with any law, regulation (including, without limitation, Regulation T, Regulation U or Regulation X); (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, the indentures and other agreements, entered into by Sonoco in connection with the transactions shown on Schedule A, the violation of which could have or might be reasonably expected to have a Material Adverse Effect; or (d) result in or require the creation of any Lien upon or with respect to its properties in connection with the transactions on Schedule A.

         4. No approval, consent or authorization of, or any other action by, or filing or registration with, any governmental department, agency or instrumentality or other third party, is necessary for the execution or delivery by Sonoco of the Credit Documents or for the performance by it of any of the terms or conditions thereof.

         5. Each of the Credit Documents has been duly executed and delivered by Sonoco.

         6. Each of the Credit Documents constitutes a legal, valid and binding obligation of Sonoco enforceable against it in accordance with its respective terms.

         7. To the best of our knowledge:

                  (a) there are no actions, suits or proceedings pending or threatened against or affecting Sonoco or any Subsidiary in any court or arbitration or before or by any governmental department, agency or instrumentality, domestic or foreign, which reasonably could be expected to have a Material Adverse Effect;

                  (b) neither Sonoco nor any Subsidiary is in violation of any judgment, order, writ, injunction, decree or award or in violation of any rule or regulation of any court or binding arbitration or governmental department, agency or instrumentality, domestic or foreign, the violation of which would have a Material Adverse Effect; and

                  (c) neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by Sonoco will (i) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect; (ii) violate, contravene or materially conflict with any order, writ, judgment, injunction, decree or permit applicable to it; or (iii) result in or require the creation of any Lien upon or with respect to its properties.

         The opinions expressed in paragraph 6 above are based upon the assumption for purposes of such opinions and without independent analysis, that notwithstanding the respective choice of law clauses in the Credit Documents, the governing law with respect to each of the Credit Documents is identical in all relevant respects to the law of the State of South Carolina. Insofar as such opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Credit Agreement may also be limited by applicable laws which may affect the remedies provided therein but which do not in our opinion affect the validity of the Credit Agreement or make such remedies inadequate for the practical realization of the benefits intended to be provided.

         We do not express any opinion as to matters governed by any law other than the laws of the State of South Carolina. Further, we express no opinion as to the enforceability of the choice of law provisions contained in any of the Credit Documents.

         This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent except to your bank examiners, auditors and counsel and to prospective transferees of your interests under the Credit Documents and their professional advisers, or as required by law or pursuant to legal process

                                            Very truly yours,




BDW/ds
Enclosures

                                  SCHEDULE 4.12

                                 EXISTING LIENS


                         LIENS SECURING INDEBTEDNESS OF
                MONEY BORROWED AND PRIORITY CLAIMS OF THE COMPANY
                              AND ITS SUBSIDIARIES



LEASE-PURCHASE AGREEMENTS
-------------------------                                           Outstanding
        Lessor                            Collateral                  06/30/02
  -----------------                   -----------------             -----------
John M. Miller and                  Buildings and land               $  359,655
 Donald J. Miller                   North Vernon, Indiana
c/o First National Bank             plant
P. O. Box 18
North Vernon, Indiana  47265


ENERGY LOAN
-----------
       Utility
--------------------
Alliant Energy                      Recycling Equipment              $  203,560
222 W. Washington Ave.
Madison, WI  53703

INDUSTRIAL REVENUE BONDS
------------------------
       Trustee
 -------------------

Chase Manhattan Trust Co.           Land and facilities -            $l,900,000
One Oxford Center                   Oil City Pennsylvania
301 Grant Street, Ste. 1100
Pittsburgh, PA  15219

Pennsylvania Industrial             25 acres of land, Milesburg      $  541,666
 Development Authority              Centre County, Pennsylvania
P. O. Box 884                       with all improvements
Harrisburg, PA  17108-0884

First Union National Bank           Property, Plant and equip-       $5,620,000
 of Georgia                         ment - Fulton, New York plant
P. O. Box 1211                      of Engraph, Inc.
Augusta, GA  30913

INDUSTRIAL REVENUE BONDS
------------------------                                            Outstanding
       Trustee                            Collateral                  06/30/02
  -----------------                   -----------------             -----------

Bank of New York                   Property, Plant and equipment    $35,130,000
Corporate Trust Div.               Darlington County, SC
Towermarc Plaza
10161 Centurion Pkwy.
Jacksonville, FL  32256

Bank of New York                   Property, Plant and equipment    $35,000,000
Corporate Trust Div.               Darlington County, SC
Towermarc Plaza
10161 Centurion Pkwy.
Jacksonville, FL  32256

AmSouth Bank                       Property, Plant and Equipment    $ 2,712,969
P. O. Box 11426                    Colemon Industrial Park
Birmingham, AL  35202              Sumter County, AL

                                 SCHEDULE 5.1(c)

                    Form of Officer's Compliance Certificate

        For the fiscal quarter ended _________________________, 20__.

        I, ______________________, [Title] of SONOCO PRODUCTS COMPANY (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of July __, 2002 (as amended and modified from time to time, the "Credit Facility"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Lenders party thereto and Bank of America, N.A., as Agent:

        a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments;

        b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement; and

        c. Attached hereto as Schedule I are calculations (calculated as of the date of the financial statements which accompany this certificate) demonstrating compliance by the Borrower with
               Section 5.10 of the Credit Agreement.

        This ______ day of _________________, 20__.


                                                    SONOCO PRODUCTS COMPANY

                                                    By
                                                      --------------------------
                                                    Name
                                                        ------------------------
                                                    Title
                                                         -----------------------

                                   Schedule I
                                       to
                        Officer's Compliance Certificate


Fiscal Quarter Ending:  __________, 20___.

A.  Minimum Book Net Worth

    (i)    85% of Book Net Worth as of March 31, 2002               $698,700,000

    (ii)   25% of the Borrower's and its Subsidiaries' cumulative
           net income for each fiscal quarter (commencing with the
           fiscal quarter ending June 30, 2002), computed on
           a consolidated basis in accordance with GAAP             $___________

    (iii)  Aggregate cumulative amount of all payments made by the
           Borrower on and after July 18, 2001 for the redemption,
           retirement or other repurchase of any shares of the
           capital stock of the Borrower so long as the Borrower's
           Long-Term Debt is rated A- or higher by S&P and A3 or
           higher by Moody's at the time of such payment and for
           the period ending upon the earlier of forty-five (45)
           days after such payment or the date of delivery of
           this certificate                                         $___________

    (iv)   Line A(i) plus Line A(ii) minus Line A(iii)              $___________

B.  Actual Book Net Worth

    (i)    Book Net Worth as of the last day of such fiscal
           quarter                                                  $___________


Minimum Allowed:

As of the last day of the fiscal quarter indicated above, Line B(i) shall be greater than or equal to Line A(iv). The Borrower is in compliance with the foregoing minimum allowed Book Net Worth: yes ___ no___

                                SCHEDULE 5.12(b)


                              Existing Indebtedness


                                 as of 06/30/02




SONOCO PRODUCTS COMPANY DEBT                                         06/30/02


ALL AMOUNTS IN 000'S OF USD

Commercial paper                                                      111,500
7.0% debentures due November 2004                                     151,084
6.75% debentures due November 2010                                     99,855
5.875% debentures due November 2003                                    99,909
9.2% debentures due August 2021                                        41,305
6.5% debentures due November 2013                                     248,657
6.125% IRBs due June 2025                                              34,591
6.0% IRBs due April 2026                                               34,249
Foreign denominated debt                                               54,136
Other notes                                                            10,284
------------------------------------------------------------------------------
TOTAL DEBT                                                            885,570
Less current portion and short-term notes                              42,400
------------------------------------------------------------------------------
Long-term debt                                                        843,170

                                 SCHEDULE 8.2(b)


                        FORM OF ASSIGNMENT AND ACCEPTANCE

         This Assignment and Acceptance Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swingline Loans) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.   Assignor:                _______________________

2.   Assignee:                _______________________ [, which is an Affiliate/
                              Approved Fund(1)]

3.   Borrower(s):             Sonoco Products Company

4.   Administrative Agent:    Bank of America, N.A., as the administrative agent
                              under the Credit Agreement

5.   Credit Agreement:        The Credit Agreement, dated as of July 10, 2002
                              among SONOCO PRODUCTS COMPANY, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.




--------
         1       Select as applicable.

6.   Assigned Interest:

--------------------------------------------------------------------------------
                         Aggregate
                         Amount of          Amount of         Percentage
      Credit         Commitment/Loans   Commitment/Loans      Assigned of
 Facility Assigned   for all Lenders        Assigned       Commitment/Loans(2)
 -----------------   ---------------        --------       --------------------

--------------------------------------------------------------------------------
   _____________(3)  $______________    $_______________     ______________%
--------------------------------------------------------------------------------
   _____________     $______________    $_______________     ______________%
--------------------------------------------------------------------------------
   _____________     $______________    $_______________     ______________%
--------------------------------------------------------------------------------

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]







--------

         2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

         3 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "364 Day Facility Commitment", "Multi-Year Facility Commitment", etc.).

The terms set forth in this Assignment are hereby agreed to:

                                    ASSIGNOR

                                    [NAME OF ASSIGNOR]

                                    By: _____________________________
                                        Title:

                                    ASSIGNEE

                                    [NAME OF ASSIGNEE]

                                    By: _____________________________
                                        Title:
[Consented to and](4) Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: ___________________________
      Title:

[Consented to:](5)

SONOCO PRODUCTS COMPANY
a South Carolina corporation

By: ___________________________
      Title:






--------

         4 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

         5 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by the terms of the Credit Agreement.

                 ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

 CREDIT AGREEMENT DATED AS OF JULY 10, 2002 IN FAVOR OF SONOCO PRODUCTS COMPANY.

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ACCEPTANCE AGREEMENT

         1. Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or
(iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

         1.3 Assignee's Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

         2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

                SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                             ADMINISTRATIVE DETAILS

         (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)